Exhibit 10.2

Form Non-Executive Officers – Default Sell to Cover

Participant Name:	[●]
Number of Restricted Stock Units subject to Award:	[●]
Date of Grant:	[●]

Vapotherm, Inc.

2018 Equity Incentive Plan

Restricted Stock Unit Award Agreement

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units granted by Vapotherm, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Vapotherm, Inc. 2018 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of Restricted Stock Unit Award.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each Restricted Stock Unit forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.Vesting; Cessation of Employment.

(a)

Vesting.  Unless earlier terminated, forfeited, relinquished or expired, [Insert Vesting Terms – e.g. “100% of the Restricted Stock Units will vest on the third (3rd) anniversary of the Date of Grant”] subject to the Participant remaining in continuous Employment from the Date of Grant through such vesting date.

(b)

Cessation of Employment.  Except as expressly provided for in an employment agreement between the Participant and the Company that is in effect at the time of the Participant’s termination of employment, automatically and immediately upon the cessation of the Participant’s Employment, (i) the unvested portion of this Award will terminate and be forfeited for no consideration, and (ii) the vested portion of this Award, if any, will terminate and be forfeited for no consideration if the Participant’s Employment is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

3.Delivery of Shares.  Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable

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to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4.Forfeiture; Recovery of Compensation.  By accepting this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Restricted Stock Units.  Nothing in the preceding sentence may be construed as limiting the general application of Section 9 of this Agreement.

5.Dividends; Other Rights.  This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company actually delivers Shares to the Participant.  The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder.  The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

6.Restrictions on Transfer.  This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7.Certain Tax Matters; Sell to Cover.

(a)

The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon the vesting of the Award (or any portion thereof), are subject to the Participant’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any, relating to the Award.

(b)

By accepting this Award, the Participant hereby acknowledges and agrees that he or she elects to sell Shares issued in respect of the Award to satisfy the statutory minimum amount of the tax withholdings described in subsection (a) above (the “Withholding Obligation”) and to allow the Agent to remit the cash proceeds of such sale to the Company (“Sell to Cover”).  The Participant’s election to Sell to Cover to satisfy the Withholding Obligation is irrevocable.

(c)

The Participant hereby irrevocably appoints Shareworks, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as the Participant’s agent (the “Agent”) to effectuate the Sell to Cover, and the Participant authorizes and directs the Agent to: (i) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date on which the Shares are delivered to the Participant pursuant to Section 4 hereof in connection with the vesting of the

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Restricted Stock Units, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of the Restricted Stock Units and the related issuance and delivery of Shares to the Participant and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; (ii) remit directly to the Company the proceeds from the sale of the Shares referred to in clause (i) above necessary to satisfy the Withholding Obligation; (iii) retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Shares referred to in clause (i) above; and (iv) maintain any remaining funds from the sale of the Shares referred to in clause (i) above in the Participant’s account with the Agent. The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold to satisfy the Participant’s obligations hereunder and to otherwise effect the purpose and intent of this Agreement and satisfy the rights and obligations hereunder.

(d)

The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under a Sell to Cover and that the Agent may affect sales under any Sell to Cover in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. The Participant further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with any Sell to Cover or transaction contemplated by this Section 7 and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  In addition, the Participant acknowledges that it may not be possible to sell Shares as provided for in this Section 7 due to various circumstances. If it is not possible to sell Shares in a Sell to Cover or if the Company determines that the Withholding Obligation will be satisfied in a manner other than Sell to Cover, the Company will assist the Participant in determining additional alternatives available to the Participant.  In the event of the Agent’s inability to sell shares of Common Stock, the Participant will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be paid or withheld with respect to the Restricted Stock Units or the Award.  In such event, or in the event that the Company determines that the cash proceeds from a Sell to Cover are insufficient to meet the Withholding Obligation, the Participant authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligations under the preceding provisions of this Section.

(e)

The Participant hereby agrees to execute and deliver to the Agent or the Company any other agreements or documents as the Agent or the Company reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, any agreement intended to ensure the Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this

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Section 7 to sell Shares to satisfy the Withholding Obligation comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Agent is a third-party beneficiary of this Section 7.
(f)

The Participant expressly acknowledges that because the Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

8.Effect on Employment.  Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

9.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

10.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

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The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

Vapotherm, Inc.

By:

Name:

Title:

Agreed and Accepted:

By
Participant’s Name

Signature Page to Restricted Stock Unit Award Agreement

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